UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 16, 2015
Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Suite 106 Purchase, New York 10577
(Address of principal executive offices) (Zip Code)

(914) 468-4009
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

On July 16, 2015, the following proposals were submitted to the stockholders of Bovie Medical Corporation (the “Company”) at its annual meeting of stockholders: (i) the election of seven (7) directors; (ii) approving the Company’s 2015 Share Incentive Plan; (iii) the ratification of the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the year ended December 31, 2015; and (iv) the holding of a non-binding stockholder advisory vote on the compensation of named executive officers of the Company.

The following are the final voting results for each proposal.

(i) The Company’s stockholders elected each of the following seven (7) directors to serve on its Board of Directors until their successors are duly elected and qualified by, the following vote:

Name of Directors	Votes For	Votes Withheld
Andrew Makrides	16,280,836	305,057
Robert L. Gershon	16,068,318	517,575
J. Robert Saron	16,055,373	530,520
Michael Geraghty	16,075,401	510,492
Charles T. Orsatti	16,073,074	512,092
Lawrence J. Waldman	16,033,008	552,158
John C. Andres	16,073,074	512,092

(ii) The Company’s stockholders approved the Company’s 2015 Share Incentive Plan by the following vote:

Votes For	Votes Against	Votes Abstained
14,671,672	1,834,565	79,656

(iii) The Company’s stockholders ratified the appointment of Frazier & Deeter, LLC as its independent registered public accounting firm for the year ended December 31, 2015 by the following vote:

Votes For	Votes Against	Votes Abstained
23,519,838	761,843	86,580

(iv) The Company’s stockholders approved the compensation of the named executive officers of the Company by the following vote:

Votes For	Votes Against	Votes Abstained
15,373,950	1,000,492	211,451

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2015	BOVIE MEDICAL CORPORATION

By: /s/ Robert L. Gershon
Robert L. Gershon
Chief Executive Officer

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